                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC


         The undersigned authorized person hereby certifies as follows:

         1. The name of the limited liability company is Chevron Phillips Chemical Company LLC.

         2. The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Services Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 23rd day of May, 2000.




                                                     /s/ G.W. Lea
                                                     ---------------------------
                                                     G.W. Lea
                                                     Authorized Person